UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2013

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, MA	10036
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders on June 19, 2013, all proposals brought before the meeting and requiring approval were approved by the requisite vote, and the votes with respect to each proposal are set forth below.

(i)	The stockholders elected seven directors to serve as members of the Company’s board of directors until the next annual meeting of the stockholders. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jonathan Lewis	26,694,044	1,508,921	34,056,185

Murray Brennan	26,905,022	1,297,943	34,056,185

James A. Cannon	26,794,217	1,408,748	34,056,185

Wyche Fowler, Jr.	26,733,242	1,469,723	34,056,185

Randal J. Kirk	27,262,482	940,483	34,056,185

Timothy McInerney	26,597,575	1,605,390	34,056,185

Michael Weiser	26,532,924	1,670,041	34,056,185

(ii)	The stockholders ratified the appointment of McGladrey, LLP as the independent registered public accounting firm of the Company for 2013. There were 59,696,908 votes cast for the proposal; 2,364,022 votes cast against the proposal; 198,220 votes abstained; and there were no broker non-votes.

(iii)	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2013 annual meeting. There were 26,166,921 votes cast for the proposal; 1,843,522 votes were cast against the proposal; 192,522 votes abstained; and there were 34,056,185 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

Date: June 21, 2013	By:	/s/ Kevin G. Lafond
Name: Kevin G. Lafond Title: Vice President, Chief Accounting Officer and Treasurer

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